Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2025, with respect to the consolidated financial statements of Elevation Oncology, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2024. Our audit report includes an explanatory paragraph relating to Elevation Oncology, Inc.’s ability to continue as a going concern.

/s/ CohnReznick LLP

New York, New York

March 6, 2025